UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2013 (April 30, 2013)

SPECTRA ENERGY CORP

(Exact name of registrant as specified in its charter)

Delaware	1-33007	20-5413139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Westheimer Court, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 713-627-5400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Spectra Energy Corp (the “Company”) held its annual meeting of shareholders on April 30, 2013. The shareholders elected all of the Company’s nominees for directors to serve for a one year term until the 2014 annual meeting of shareholders; ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2013; and approved compensation of the Company’s named executive officers on an advisory basis. The shareholders did not approve any of the shareholder proposals, which are listed below.

Proposal 1 - Election of Directors
Nominees	For	Against	Abstain	Non-Votes
William T. Esrey	441,159,907	3,158,368	3,511,792	112,737,487
Gregory L. Ebel	442,010,428	2,293,527	3,526,112	112,737,487
Austin A. Adams	441,642,442	2,547,404	3,640,221	112,737,487
Joseph Alvarado	435,791,442	8,384,822	3,653,803	112,737,487
Pamela L. Carter	435,446,731	8,757,546	3,625,790	112,737,487
F. Anthony Comper	435,753,240	8,446,673	3,630,154	112,737,487
Peter B. Hamilton	441,664,725	2,514,243	3,651,099	112,737,487
Dennis R. Hendrix	434,238,875	10,009,553	3,581,639	112,737,487
Michael McShane	438,993,867	5,212,138	3,624,062	112,737,487
Michael G. Morris	412,959,661	30,899,793	3,970,613	112,737,487
Michael E. J. Phelps	435,615,198	8,551,203	3,663,666	112,737,487

Proposal 2	For	Against	Abstain	Non-Votes
Ratification of Deloitte & Touche LLP as independent registered public accounting firm for 2013	556,226,265	2,701,964	1,639,325

Proposal 3	For	Against	Abstain	Non-Votes
Approval of an advisory vote on executive compensation	420,109,423	19,298,416	8,422,228	112,737,487

Proposal 4	For	Against	Abstain	Non-Votes
Shareholder Proposal - Political Contributions	131,521,809	263,173,650	53,134,608	112,737,487

Proposal 5	For	Against	Abstain	Non-Votes
Shareholder Proposal - Fugitive Methane Emissions Report	137,984,013	252,131,224	57,714,830	112,737,487

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRA ENERGY CORP

/s/ Patricia M. Rice
Patricia M. Rice
Vice President and Secretary

Date: May 6, 2013